UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 24, 2010

                       SPECTRUM GROUP INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       1-11988                 22-2365834
           --------                       -------                 ----------
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                             identification no.)

                                  18061 Fitch
                               Irvine, CA  92614
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (949) 955-1250
                                 --------------
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On May 24, 2010, the Company and its three wholly owned subsidiaries, Spectrum Numismatics International, Inc. ("SNI"), Bowers & Merena Auctions, LLC ("Bowers"), and Teletrade, Inc., a Delaware corporation ("Teletrade"), entered into various other agreements, effective as of May 12, 2010, with Brown Brothers Harriman & Co. ("Lender"), providing for a line of credit ("Credit Line") to SNI, Bowers and Teletrade up to a maximum of $7,500,000. Amounts outstanding under the Credit Line are secured by the assets of SNI and are guaranteed by the Company. The Company's obligations under the guaranty are secured by the pledge by the Company of the stock of SNI owned by it. The Credit Line is repayable on demand. Interest on amounts outstanding accrue at the Lender's "Base Rate" (which is subject to change from time to time), plus 1.50% per annum.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 28, 2010

                                      SPECTRUM GROUP INTERNATIONAL, INC.



                                      By:/s/ Carol Meltzer
                                      --------------------
                                      Name:  Carol Meltzer
                                      Title: General Counsel and Executive Vice
                                             President